As filed with the Securities and Exchange Commission on December 29, 1998

                     Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                        C. R. BARD, INC.
     (Exact name of registrant as specified in its charter)

          New Jersey                   22-1454160
(State or other jurisdiction  (I.R.S. employer identification
     of incorporation or                 number)
        organization)

                       730 Central Avenue
                 Murray Hill, New Jersey 07974
                 (Address, including zip code,
          of registrant's principal executive offices)

        C. R. Bard, Inc. Management Stock Purchase Plan
                    (Full title of the plan)

                     Richard A. Flink, Esq.
                        C. R. Bard, Inc.
                       730 Central Avenue
                 Murray Hill, New Jersey  07974
            (Name and address of agent for service)
                         (908) 277-8000
 (Telephone number, including area code, of agent for service)

      Copies of all notices, orders and communication to:

                  Philip T. Ruegger III, Esq.
                   Simpson Thacher & Bartlett
                      425 Lexington Avenue
                    New York, New York 10017

CALCULATION OF REGISTRATION FEE
                                     Proposed maximum    Proposed maximum    Amount of
Title of securities   Amount to be   offering price      aggregate offering  registration
to be registered      registered     per unit (1)        price (1)           fee (1)
Common Stock, par
value $.25 per share     250,000          $47.00            $11,750,000      $3,267.00

Common Stock purchase
Rights                   250,000            (2)                  (2)            (2)

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange - Composite Tape on December 21, 1998.

(2) Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such Rights would be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.

     Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of C. R. Bard, Inc., a New Jersey corporation, relating to the 1988 Directors Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated), 1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated) and 1998 Employee Stock Purchase Plan of C.
R. Bard, Inc., file number 333-51793, filed with the Securities and Exchange Commission on May 1, 1998, are incorporated herein by reference.

                             PART I
       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

 Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual
         Information.

 Not required to be filed with this Registration Statement.

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.  Description of Securities.

 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.  Interests of Named Experts and Counsel.

 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.  Indemnification of Directors and Officers.

 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.  Exemption from Registration Claimed.

 Not Applicable.

Item 8.  List of Exhibits.

 3.1 Restated Certificate of Incorporation of C. R. Bard, Inc.
     (incorporated by reference to Exhibit 3.1 to the Company's
     Registration Statement on Form S-3 dated June 14, 1996, file number 333-05997)

 5.1 Opinion of Richard A. Flink, Esq., regarding legality of securities being registered*

 23.1  Consent of Arthur Andersen LLP*

 23.2  Consent of Richard A. Flink, Esq. (included in Exhibit 5.1)

 24.1  Powers of Attorney*

*  Filed herewith

Item 9.  Undertakings.

 Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                            SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 29th day of December, 1998.

                  C. R. BARD, INC.

                  By:   /s/ William H. Longfield
                  Name: William H. Longfield
                  Title:  Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 29th day of December, 1998.

         Signatures                 Title
/s/ William H. Longfield            Chairman and Chief Executive
                                    Officer and Director
                                    (Principal Executive Officer)

* William C. Bopp                   Executive Vice President and
                                    Chief Financial Officer and
                                    Director (Principal Financial
                                    Officer)

* Charles P. Grom                   Vice President and Controller
                                    (Principal Accounting Officer)

* Joseph F. Abely, Jr.              Director

* Marc C. Breslawsky                Director

* William T. Butler, M.D.           Director

* Daniel A. Cronin, Jr.             Director

* T. Kevin Dunnigan                 Director

* Regina E. Herzlinger              Director

* Robert P. Luciano                 Director

* Tony L. White                     Director

* By: /s/ William H. Longfield
     William H. Longfield
     Attorney-in-fact

EXHIBIT INDEX

Exhibit No.  Description                         Page

3.1          Restated Certificate of
             Incorporation of C. R. Bard, Inc.
             (incorporated by reference to
             Exhibit 3.1 to the Company's
             Registration Statement of Form
             S-3 dated June 14, 1996, file
             number 333-05997)

5.1          Opinion of Richard A. Flink, Esq.,
             regarding legality of securities
             being registered*

23.1         Consent of Arthur Andersen LLP*

23.2         Consent of Richard A. Flink, Esq.
             (included in Exhibit 5.1)

24.1         Powers of Attorney*

* Filed herewith

                                                      EXHIBIT 5.1

                 [Letterhead of C. R. Bard, Inc.]



                                        December 29, 1998



C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey  07974

Dear Sirs:

          I am Senior Vice President and General Counsel of C. R. Bard, Inc., a New Jersey corporation (the "Company"). This opinion is being delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance of up to 250,000 shares of its Common Stock, par value $.25 per share (the "MSPP Common Stock"), which may be issued pursuant to the Company's Management Stock Purchase Plan.

          I have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon and subject to the foregoing, I am of the opinion that the MSPP Common Stock, upon due issuance and payment therefor as contemplated by the Company's Management Stock Purchase Plan, will be legally issued, fully paid and non-assessable under the provisions of the New Jersey Business Corporation Act.

          I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New Jersey.

          This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent; provided, however, that I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and in the Prospectus forming a part of the Registration Statement.


                                        Very truly yours,


                         /s/Richard A. Flink
                         Richard A. Flink,
                         Senior Vice President and General Counsel

                                                     EXHIBIT 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 27, 1998 included in C. R. Bard, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



                                   /s/Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP



Roseland, New Jersey
December 28, 1998

                                                     EXHIBIT 24.1

                         C. R. BARD, INC.
                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the "Company"), in his or her capacity as set forth below, hereby constitutes and appoints WILLIAM H. LONGFIELD his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company ("Common Stock") to be issued by the Company pursuant to the Company's Management Stock Purchase Plan, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 or any Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

          IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 29th day of December, 1998.

                                      /s/William C. Bopp
                              Name:   William C. Bopp
                              Title:  Executive Vice President
                                      and Chief Financial Officer
                                      and Director (Principal
                                      Financial Officer)


                                      /s/Charles P. Grom
                              Name:   Charles P. Grom
                              Title:  Vice President and
                                      Controller (Principal
                                      Accounting Officer)

                                      /s/Joseph F. Abely, Jr.
                                      Name:  Joseph F. Abely, Jr.
                                      Title: Director

                                      /s/Marc C. Breslawsky
                                      Name:   Marc C. Breslawsky
                                      Title: Director

                                      /s/William T. Butler,MD
                                     Name:  William T. Butler, MD
                                     Title: Director

                                      /s/Daniel A. Cronin,Jr.
                                      Name:  Daniel A. Cronin, Jr.
                                      Title: Director

                                      /s/T. Kevin Dunnigan
                                      Name:  T. Kevin Dunnigan
                                      Title: Director

                                      /s/Regina E. Herzlinger
                                      Name:  Regina E. Herzlinger
                                      Title: Director

                                      /s/Robert P. Luciano
                                      Name:  Robert P. Luciano
                                      Title: Director

                                      /s/Tony L. White
                                      Name:  Tony L. White
                                      Title: Director